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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Maxwell Technologies, Inc. 1994 Employee Stock Purchase Plan to be filed on or about April 19, 2002, of our report dated February 8, 2002, with respect to the consolidated financial statements and schedule of Maxwell Technologies, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
April 16, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS